UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 24, 2016
(Date of earliest event reported)

ITT INC.
(Exact name of registrant as specified in its charter)

Indiana	1-5672	81-1197930
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)
1133 Westchester Avenue White Plains, New York (Address of principal executive offices) 10604 (Zip Code)
(914) 641-2000 Registrant’s telephone number, including area code:

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.   Costs Associated with Exit or Disposal Activities.

On June 24, 2016, ITT Inc. (the “Company”) finalized several restructuring actions in the Company’s Industrial Process business to reduce the overall cost structure of the business in response to persistently weak oil and gas prices and its negative impact on the level of expenditures of our customers. The Company expects to incur pre-tax cash costs, principally involuntary severance costs for approximately 270 employees, of approximately $12 million to $13 million relating to these restructuring actions. The Company expects to substantially complete these actions during the next 6 months. The benefits from these actions, after full implementation, are expected to yield annual pre-tax cash savings to the Company of approximately $19 million. The benefit and cost estimates were included within the Company’s annual earnings estimates and range of expected restructuring and realignment costs for 2016 as disclosed on the Company’s year-end and first quarter 2016 earnings calls.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITT INC. (Registrant)

June 24, 2016	By:	/s/ Mary E. Gustafsson
Name: Mary E. Gustafsson
Title: Senior Vice President, General Counsel and Chief Compliance Officer (Authorized Officer of Registrant)